SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C.  20549

                             ________________


                                 FORM 8-K

                              CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(D) OF THE

                      SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)    March 31, 1997

                              SUNAMERICA INC.

            (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


        MARYLAND                 1-4618          86-0176061
(STATE OR OTHER JURISDICTION     (COMMISSION     (IRS EMPLOYER
     OF INCORPORATION)           FILE NUMBER)    IDENTIFICATION NO.)


1 SUNAMERICA CENTER
LOS ANGELES, CALIFORNIA                          90067-6022
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)         (ZIP CODE)


Registrant's telephone number, including
area code                                        (310) 772-6000

Item 2. Acquisition or Disposition of Assets
        ------------------------------------

On November 29, 1996, SunAmerica Inc., through its subsidiary, SunAmerica Life Insurance Company, entered into a definitive agreement to acquire the annuity business of John Alden Financial Corporation for approximately $238,000,000 in cash. The transaction included approximately $3,800,000,000 of annuity reserves acquired under a reinsurance contract from John Alden Life Insurance Company and the purchase of the outstanding common stock of John Alden Life Insurance Company of New York, which had approximately $1,400,000,000 of annuity reserves and approximately $65,000,000 of statutory capital and surplus at December 31, 1996. The purchase price was agreed to by the parties on an arms-length basis. The acquisition was completed through one of SunAmerica's subsidiaries, SunAmerica Life Insurance Company, on March 31, 1997. Funds for the acquisition were provided from the working capital of SunAmerica Life Insurance Company.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
        ------------------------------------------------------------------

a) & b) At this time, it is impracticable to file financial statements of the acquired businesses and pro forma financial information which would give effect to the acquisitions. SunAmerica expects this financial information to be available within the next 60 days.


c) The Asset Purchase and Sale Agreement between SunAmerica Life Insurance Company and John Alden Life Insurance Company, dated November 29, 1996, and filed as Exhibit 2(c) to SunAmerica's 1996 Annual Report on Form 10-K, is incorporated by reference herein. The Stock Purchase Agreement between SunAmerica Life Insurance Company and John Alden Life Insurance Company regarding all of the outstanding stock of John Alden Life Insurance Company of New York, dated as of November 29, 1996, and filed as Exhibit 2(d) to SunAmerica's 1996 Annual Report on Fom 10-K, is incorporated by reference herein.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned duly authorized.


                                           SUNAMERICA INC.


Date:     April 15, 1997                   By:  /s/  SCOTT L. ROBINSON
                                           ___________________________
                                           Scott L. Robinson
                                           Senior Vice President
                                             and Controller